                                                                    EXHIBIT 99.1

                                                                 [QUESTCOR LOGO]


FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Questcor Pharmaceuticals, Inc.
Timothy E. Morris, Sr. Vice President
Finance & Administration, Chief Financial Officer and member of the Office of the President
510-400-0700


          QUESTCOR ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2004

UNION CITY, CA - AUGUST 6, 2004 -- QUESTCOR PHARMACEUTICALS, INC. (AMEX:QSC), a specialty pharmaceutical company that acquires, markets and sells brand name prescription drugs for gastrointestinal and neurological use through a U.S. direct sales force and international distributors, announced today financial results for the quarter and six months ended June 30, 2004.

     o Total revenue for the second quarter of 2004 was $4,090,000, up 41% from total revenue of $2,905,000 in the second quarter of 2003 but down 21% from total revenue of $5,148,000 in the first quarter of 2004.

     o Net loss for the second quarter of 2004 was $247,000, which compared to a net loss of $1,769,000 in the second quarter of 2003 and net income of $270,000 in the first quarter of 2004.

     o Net loss applicable to common stockholders for the second quarter of 2004 was $415,000, which compared to net loss applicable to common stockholders of $2,062,000 in the second quarter of 2003 and net income applicable to common stockholders of $98,000 in the first quarter of 2004.

     o EBITDA (a non-GAAP metric defined by Questcor as earnings before net interest income or expense, taxes, depreciation and amortization, and non-cash amortization of deemed discount on convertible debentures) for the second quarter of 2004 was $253,000. This was the fourth consecutive quarter in which Questcor has generated positive EBITDA.

     Second quarter revenues benefited from increases in sales of Nascobal(R), a product Questcor launched in July 2003, and VSL#3(R). Nascobal sales have increased in each quarter since its launch. Sales of other products declined when compared to both the second quarter of 2003 and the first quarter of 2004. Operating costs and expenses declined when compared to both the second quarter of 2003 and the first quarter of 2004.

     "We are disappointed that we did not achieve higher revenues during the second quarter, and clearly have more work to do in order to achieve consistent sales growth," Timothy E. Morris, Sr. Vice President and CFO of Questcor, commented. "Quarterly sales of our principal products may fluctuate considerably under the influence of a range of factors that can affect both customer demand and the relationship between that demand and our reported revenues. However, we are pleased that as a result of rising revenues and reduced expenses, Questcor has achieved positive EBITDA for four quarters in a row. We are working to improve our sales strategy and execution, to continue to control expenses, to reduce the volatility of our quarterly results, and to increase the value of our business through the pursuit of additional opportunities."

     REVENUE TRENDS

     Questcor's four principal products are Nascobal(R), Acthar(R), Ethamolin(R), and VSL#3(R). Sales of Nascobal and VSL#3 have increased over the last few quarters. However, in the second quarter of 2004, Nascobal's sales increase was principally a result of an increase in inventories held by one of our wholesaler customers, a trend we do not expect to continue for the remainder of the year. Sales of Ethamolin were particularly strong in the first quarter of 2004, which contributed significantly to the strength of Questcor's revenues in that quarter. Sales of Acthar have declined over the last two quarters, which we believe to be partly as a result of a shift of our sales force focus to Nascobal, partly as a result of a reduction of inventories held by our wholesaler customers, and partly as a result of resumed availability of a competing product used in the treatment of MS flare.

     NASCOBAL

     Nascobal revenues over the four quarters since our launch in July 2003 have been as follows:

                                                             THREE MONTHS ENDED
                                      JUNE 30,       MARCH 31,       DECEMBER 31,      SEPTEMBER 30,
                                                                  ($000'S)
                                         2004           2004              2003              2003
                                         ----           ----              ----              ----
Nascobal net product sales             $1,911         $1,788            $1,176              $924

     Nascobal revenues in 2003 were impacted by one of our three major customers not purchasing any significant quantities of Nascobal until early November 2003 due to their inventory levels at the time of our acquisition of that product.

     "Total Nascobal net product sales for the first 12 months since its launch by Questcor were $5.8 million, which is at the upper end of the guidance for first year sales that we provided when we acquired the product," commented Jerry Beers, Vice President of Sales and Marketing of Questcor. "Given the emphasis we have placed on Nascobal in the first half of 2004 we expected revenues from Acthar to decline in 2004 from 2003, but the decline has been faster than we expected, in part because of wholesalers' inventory fluctuations. We have expanded the sales force and made some mid-year refinements to our sales force deployment in an attempt to further increase the demand for Nascobal. We are particularly focused on the opportunity for use of this product by patients that have undergone Gastric Bypass surgery, a rapidly growing market. We believe it may take six months to see the initial impact on revenues of these changes that we implemented in the second quarter."

     EXPENSE TRENDS

     Total operating expenses for the second quarter of 2004 were lower than in the second quarter of 2003, despite higher revenues. This decline in expenses was a result of a lower provision for inventory obsolescence, the inclusion in second quarter of 2003 results of expenses associated with the closure of a distribution facility, and lower Acthar site transfer costs.

     Operating expenses were also lower in the second quarter than in the first quarter of 2004, principally as a result of spending on certain market research and marketing planning expenses in the first quarter and lower site transfer costs in the second quarter.

     OUTLOOK FOR THE REMAINDER OF 2004

     We continue to expect product sales to vary from quarter to quarter, as a result of fluctuations in demand and as a result of fluctuations in levels of inventory held by our wholesaler customers and the timing of replacement of expired product under our replacement policy. Although quarterly revenues from Nascobal have increased steadily since its initial launch as explained above, Nascobal demand in certain specialties has been declining. We continue to focus our promotional efforts on Nascobal and will look for opportunities to increase demand for the product in the second half of 2004. Acthar demand appears to have stabilized, but we continue to monitor this situation closely and to evaluate our sales efforts with respect to this product. Demand for Ethamolin appears to have increased this year as compared to the same period in 2003, but wholesaler inventories have increased more, so that we do not expect significant Ethamolin revenues in coming quarters.

     One factor that we believe may result in a reduction in revenue for the second half of 2004 is our new returned goods policy. In June 2004 we initiated a transition plan for our expired products and are changing from a replacement policy to a credit memo policy. As previously disclosed, under our existing policy product returns due to expiration are replaced with new product. Beginning with lots of Acthar released and shipped in June 2004 and lots of Nascobal shipped in July 2004, we will offer credit at full sales value for the return of expired product. For lots that were released prior to June 2004, we will continue to replace product as those lots expire. The replacement policy will cease to exist once all lots covered by the policy have expired. Thus, for a time the replacement of product at no charge will continue to displace future sales. As a result of the credit memo policy, we will provide a reserve for the estimated amount of future returns subject to credit, thereby reducing net product sales by the amount of the allowance. We expect that until the transition to the credit memo policy is complete, net product sales will be lower than under the historical replacement policy, due to both the displacement of future sales under the replacement policy and the amounts reserved against revenues under the credit memo policy.

     For the year ending 2004, our revenue goal is $16 million to $17 million. The goal includes the impact of the change from the replacement to credit memo policy and takes into account the time necessary to ramp up the efforts of the new sales representatives and realize results from the current marketing initiatives. Excluding the impact of any unforeseen events and the impact of a charge we expect to take in the third quarter for the recent change in senior management, operating expenses are expected to remain relatively stable in the remainder of 2004 as compared to the second half of 2003. We anticipate that our operating results will fluctuate quarter to quarter, principally as a result of fluctuations in revenues.

QUARTER ENDED JUNE 30, 2004 CONFERENCE CALL

Questcor will be hosting a conference call to discuss these results on Friday, August 6, 2004 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). Please call the following numbers to participate: (800) 741-6056 (domestic) or (706) 679-3280 (international) and use conference ID number 8977113. Participants are asked to call the above numbers 5-10 minutes prior to the starting time.

This call is being webcast by CCBN and can be accessed at Questcor's website at www.questcor.com. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A telephonic replay of this call will be available from 2:00 p.m. Eastern Time on Friday, August 6, 2004 through 11:59 p.m. Eastern Time on Friday, August 13, 2004. Please call (800) 642-1687 (domestic) or (706) 645-9291 (international)
and use conference ID number 8977113.

About Questcor
Questcor Pharmaceuticals, Inc. is a specialty pharmaceutical company that acquires, markets and sells brand name prescription drugs for gastrointestinal and neurological use through a U.S. direct sales force and international distributors. Questcor currently markets five products in the U.S.: Nascobal(R), the only prescription nasal gel formulation of Cyanocobalamin USP (Vitamin B-12), that is approved for patients with severe deficiencies of Vitamin B-12 caused by Crohn's Disease and MS; HP Acthar(R) Gel, an injectable drug that is commonly used for certain neurological conditions; Ethamolin(R), an injectable drug used to treat enlarged weakened blood vessels at the entrance to the stomach that have recently bled, known as esophageal varices; Glofil(R)-125, which is an injectable agent that assesses how well the kidney is working by measuring glomerular filtration rate, or kidney function; and VSL#3(R), a patented probiotic marketed as a dietary supplement, to promote normal gastrointestinal (GI) function.

NOTE: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS, WHICH MAY CAUSE QUESTCOR'S RESULTS TO DIFFER FROM THOSE REPORTED HEREIN. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, QUESTCOR'S ABILITY TO ACCURATELY FORECAST AND CREATE THE DEMAND FOR EACH OF ITS PRODUCTS, THE GROSS MARGINS ACHIEVED FROM THE SALE OF THOSE PRODUCTS, QUESTCOR'S ABILITY TO ENFORCE ITS EXCHANGE POLICY, THE ACCURACY OF THE PRESCRIPTION DATA PURCHASED FROM INDEPENDENT THIRD PARTIES BY QUESTCOR, THE SELL THROUGH BY QUESTCOR'S DISTRIBUTORS, THE INVENTORIES CARRIED BY QUESTCOR'S DISTRIBUTORS, AND THE EXPENSES AND OTHER CASH NEEDS FOR THE UPCOMING PERIODS, QUESTCOR'S ABILITY TO OBTAIN FINISHED GOODS FROM ITS SOLE SOURCE CONTRACT MANUFACTURERS ON A TIMELY BASIS IF AT ALL, QUESTCOR'S NEED FOR ADDITIONAL FUNDING, UNCERTAINTIES REGARDING QUESTCOR'S INTELLECTUAL PROPERTY AND OTHER RESEARCH, DEVELOPMENT, MARKETING AND REGULATORY RISKS, AND, TO THE ABILITY OF QUESTCOR TO IMPLEMENT ITS STRATEGY AND ACQUIRE PRODUCTS AND, IF ACQUIRED, TO MARKET THEM SUCCESSFULLY AS WELL AS THE RISKS DISCUSSED IN QUESTCOR'S REPORT ON FORM 10-K FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2003 AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THESE DOCUMENTS SHOULD BE CONSIDERED IN EVALUATING QUESTCOR'S PROSPECTS AND FUTURE FINANCIAL PERFORMANCE.

The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Table to follow on next page.

                         Questcor Pharmaceuticals, Inc.
                 Selected Consolidated Balance Sheet Information
                                 (In thousands)

                                                                 JUNE 30,   DECEMBER 31,
                                                                   2004       2003(1)
                                                                 --------   -----------
                                                                            (UNAUDITED)
Cash and cash equivalents                                         $ 5,899      $ 3,220
Cash, cash equivalents and short-term investments
Working capital(2)                                                  3,522        4,352
Total assets                                                       24,869       22,929
Convertible debentures ($4 million face value, net of deemed
   discount) due March 2005, long-term                               --          3,402
Preferred stock, Series A                                           5,081        5,081
Stockholders' equity                                               12,726       10,578

---------
(1)  Derived from audited financial statements.

(2) Working capital as of June 30, 2004 includes $3,650 ($4 million face value, net of deemed discount) of convertible debentures that were reclassified from long-term liabilities to current liabilities during the first quarter of 2004.

                         Questcor Pharmaceuticals, Inc.
                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                       JUNE 30,                     JUNE 30,
                                                               -----------------------       -----------------------
                                                                 2004           2003           2004           2003
                                                               --------       --------       --------       --------
Revenues:
   Net product sales                                           $  4,090       $  2,880       $  9,238       $  5,242
   Technology, contract research, grant and royalty
     revenue                                                       --               25          --               284
                                                               --------       --------       --------       --------
      Total revenues                                              4,090          2,905       $  9,238          5,526
Operating costs and expenses:
   Cost of product sales                                            961          1,149          1,817          1,824
   Selling, general and administrative                            2,515          2,517          5,543          5,320
   Research and development                                         421            711            999          1,322
   Depreciation and amortization                                    301            212            599            381
                                                               --------       --------       --------       --------
      Total operating costs and expenses                          4,198          4,589          8,958          8,847
                                                               --------       --------       --------       --------
Income (loss) from operations                                      (108)        (1,684)           280         (3,321)
Non-cash amortization of deemed discount
   on convertible debentures                                       (131)          (130)          (262)          (261)
Interest expense, net                                               (68)           (18)          (140)           (14)
Other income (expense), net                                        --               (3)             3            (80)
Rental income, net                                                   60             66            142            137
                                                               --------       --------       --------       --------
Net income (loss)                                                  (247)        (1,769)            23         (3,539)
Non-cash deemed dividend related to
   beneficial conversion feature of Series B
   Preferred Stock                                                 --               93           --            1,394
Dividends on Series B Preferred Stock                               168            200            340            367
                                                               --------       --------       --------       --------
Net loss applicable to common stockholders                     $   (415)      $ (2,062)      $   (317)      $ (5,300)
                                                               ========       ========       ========       ========
Net loss per common share applicable to common
   stockholders - basic and diluted                            $  (0.01)      $ (0.05)       $ (0.01)       $  (0.13)
                                                               ========       ========       ========       ========
Weighted average shares of common stock outstanding              51,060         39,949         50,546         39,316
                                                               ========       ========       ========       ========

In addition to disclosing financial results prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) Questcor is disclosing information regarding EBITDA, which is defined as earnings before net interest income (expense), taxes, depreciation and amortization, and non-cash amortization of deemed discount on convertible debentures. As required by the SEC concerning the use of non-GAAP measures, Questcor is providing the following reconciliation to net income (loss), which is the most directly comparable GAAP measure. Questcor presents EBITDA because it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because all companies do not calculate EBITDA in the same manner, Questcor's definition of EBITDA may not be consistent with that of other companies.


                         Questcor Pharmaceuticals, Inc.
           Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA
                                 (in thousands)
                                   (unaudited)


                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                -----------------------------------      ---------------------
                                                JUNE 30,      MARCH 31,    JUNE 30,      JUNE 30,     JUNE 30,
                                                  2004          2004         2003          2004        2003
                                                -------       -------      -------       -------      -------
GAAP net income (loss)                          $  (247)      $   270      $(1,769)      $    23      $(3,539)
Adjustments:
  Net interest expense                               68            72           18           140           14
  Depreciation and amortization                     301           298          212           599          381
  Non-cash amortization of deemed discount
  on convertible debentures                         131           131          130           262          261
                                                -------       -------      -------       -------      -------
Non-GAAP EBITDA -
   Positive (Negative)                          $   253       $   771      $(1,409)      $ 1,024      $(2,883)
                                                =======       =======      =======       =======      =======